SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14-a6(e)(2)).

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

EFJ, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction calculated pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement number:

(3)	Filing Party:

(4)	Date Filed:

EFJ, INC.

NOTICE OF 2005

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	Friday, June 10, 2005
TIME:	11:00 a.m.
PLACE:	Embassy Suites Hotel – Washington DC 1250 22nd Street NW Washington, DC 20037

Principal Executive Office of EFJ, Inc. EFJ, Inc. 1440 Corporate Drive Irving, TX 75038

April 29, 2005

Dear Stockholder:

It is my pleasure to invite you to EFJ, Inc.’s 2005 Annual Meeting of Stockholders. The meeting will be held on Friday, June 10, 2005 at the Embassy Suites Hotel in Washington, DC. We will begin promptly at 11 a.m. (EDT) with discussion and voting on the matters described in this proxy statement, followed by a report on EFJ’s operations and financial performance during 2004.

Your vote is important. Whether you plan to attend the meeting or not, we ask that all stockholders read the attached documents and complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. Stockholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.

On behalf of the management and directors of EFJ, I want to thank you for your continued support and confidence in EFJ. We look forward to seeing you at the 2005 Annual Meeting.

Sincerely,

Michael E. Jalbert

Chairman of the Board

1440 Corporate Drive, Irving, TX 75038

EFJ, INC.

NOTICE OF 2005

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	Friday, June 10, 2005
TIME:	11:00 a.m.
PLACE:	Embassy Suites Hotel – Washington, DC 1250 22nd Street NW Washington, DC 20037

Dear Stockholders:

Notice is hereby given that the Annual Meeting of the Shareholders of EFJ, Inc. will be held at the Embassy Suites Hotel, 1250 22nd Street NW, Washington, DC at 11:00 a.m. for the following purposes:

1.	Elect a director to serve for a term of three years;

2.	Approve, ratify and adopt the 2005 Omnibus Incentive Compensation Plan;

3.	Approve and ratify the continued appointment of Grant Thornton LLP as EFJ’s independent registered public accounting firm for the calendar year ended December 31, 2005.

4.	To consider any act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 26, 2005 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during the ordinary business hours at the Irving, Texas office of the Corporation during ten days prior to the meeting.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy.

By order of the Board of Directors,

R. Andrew Massey

Corporate Secretary

April 29, 2005

Irving, Texas

i

PROXY STATEMENT FOR EFJ, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign, and return the enclosed proxy card.

Who is entitled to vote?

We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 6, 2005 to all stockholders entitled to vote. The record date for those entitled to vote is April 26, 2005. At the close of business on April 26, 2005, there were 18,518,116 shares of our voting common stock eligible to vote. EFJ common stock is our only class of voting stock. We are also sending along with this proxy statement, our Annual Report for the year ended 2004, which includes our financial statements.

What constitutes a quorum?

The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote. The proxy card indicates the number of shares of EFJ common stock that you own.

How do I vote by proxy?

When a stockholder signs the proxy card, Edward Bersoff and Winston Wade are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Edward Bersoff and Winston Wade will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If an issue comes up for vote at the meeting that is not on the proxy card, Edward Bersoff and Winston Wade will vote your shares of common stock covered by your proxy card in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I change my vote after I return my proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	You may send EFJ’s Secretary another proxy with a later date.

•	You may notify EFJ’s Secretary in writing before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

What are the directions to the Annual Meeting in Washington, DC?

From Ronald Reagan Washington National Airport:

Leave the airport through the main exit. Follow signs for 3-95 North. Once on 3-95 North, immediately get into the far left hand lane and follow Route 1 North into Washington, DC via the 14th Street Bridge. You are now on 14th Street. Follow 14th Street to I Street and turn left. Follow I street and veer right on Pennsylvania Avenue. Follow Pennsylvania Avenue to 22nd Street and turn right. The hotel is 31/2 blocks down on the left hand side of the street.

From Dulles International Airport:

Follow Route 66 East across the Roosevelt Bridge to Constitution Avenue Exit. Follow Constitution Avenue to 18th street and turn left. Follow 18th Street to M Street and turn left. Follow M Street to 22nd Street and turn right. The hotel is 1/2 block down on the left hand side of the street.

What vote is required to approve the proposals?

Proposal 1:
Elect One Director	The nominee for director who receives the most votes will be elected.

Proposal 2:
Approve 2005 Omnibus Incentive Compensation Plan	The 2005 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon in order to be approved. So, if you “ABSTAIN” from voting, it has the same effect as if you voted against this proposal.

Proposal 3:
Ratify Independent Auditors for 2005	The proposal to ratify the continued appointment of Grant Thornton as EFJ’s independent auditors will be approved, if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

What is the effect of Broker Non-Votes?

If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. A broker non-vote on Proposal 2 will have the same effect as a vote “AGAINST”.

Will my shares be voted if I do not return my proxy card?

If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions, the brokerage firm may vote your shares on matters pursuant to the rules of any national securities exchange which it is a member. If the brokerage firm cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting.

We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted at the meeting.

YOU MAY HAVE GRANTED DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT TO YOUR BROKER. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the Annual Meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at WWW.SEC.GOV.

What types of expenses will the Company pay soliciting these proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. In addition, we have engaged DF King and Company, Inc. to assist in the distribution and solicitation of proxies, for which we have agreed to pay a fee of $5,000 plus reasonable out-of-pocket expenses incurred.

What are the deadlines for stockholder proposals and director nominations for next year’s annual meeting of stockholders?

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2005. Notice must be sent in writing to the Corporate Secretary at: EFJ, Inc., 1440 Corporate Drive, Irving, TX 75038.

Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for our 2005 annual meeting of stockholders must do so by no later than May 6, 2005. If a proposal is received after that date, our proxy for the 2005 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the proxy statement for the 2005 Annual Meeting. Notice must be sent in writing to the Corporate Secretary at: EFJ, Inc., 1440 Corporate Drive, Irving, TX 75038.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, that we filed with the Securities and Exchange Commission, we will send you one without charge. The Annual

Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of exhibits we will send them to you. Expenses for copying and mailing any exhibits will be your responsibility.

Please write to:	EFJ, Inc.
1440 Corporate Drive
Irving, Texas 75038
Attention: Investor Relations

You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K, by visiting the SEC’s web site at www.sec.gov.

COMPANY PROPOSALS

Proposal One: Elect One Director

The Board has nominated one director for election at the Annual Meeting. The nominee is currently serving as our Class III director. Our Class III director’s term expires in 2005. If you re-elect him, he will hold office until the annual meeting in 2008, or until his successor have been elected or he resign. The Board is presently seeking additional qualified directors with business experience that would prove an asset to the Board.

We know of no reason why the nominee may be unable to serve as a director. If the nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting at which a director for the Class that the director has been appointed to will be elected.

NOMINEES

Name and Age	Principal Occupation and Business Experience

Michael E. Jalbert (60)	Mr. Jalbert was appointed President, Chief Executive Officer and Director on March 1, 1999 and was elected Chairman of the Board on March 25, 1999. Prior to joining us, Mr. Jalbert served as President and Chief Executive Officer of Microdyne Corp., a Nasdaq listed company, from March 1997 to February 1999. From 1995 to 1997, Mr. Jalbert served as President and Chief Executive Officer of IDB Communications. From 1992 to 1995, Mr. Jalbert was President of the CSD division of Diversey Corporation. Mr. Jalbert joined the Diversey Corporation from West Chemical Corporation, where he was President and Chief Operating Officer from 1987 to 1992.

The Board of Directors recommends that you vote “FOR” the election of the above named nominee.

Proposal Two: Adoption, Ratification and Approval of the 2005 Omnibus Incentive Compensation Plan

Introduction

We view employee equity ownership as a significant motivation for its employees and executives to maximize value for its stockholders. We believe that the grant of stock options and other stock-based awards provides a long-term incentive contributes to our growth. In addition, we value awards which establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-based awards (which require the attainment of specified performance goals in order for the recipient to realize value). We also feel that it is important for equity and equity-based awards to be made to a cross section of our associates, including, but not limited to, our executive officers. Consequently, we feel that it is important to insure that it will be able to continue to provide equity and equity based compensation to our associates in the future.

General

On January 14, 2005, the Board of Directors approved the EFJ 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”), subject to stockholder approval. A copy of the 2005 Plan is attached as Appendix A to this proxy statement and the following description of the material terms of the 2005 Plan is qualified in its entirety by the complete text of the plan.

Reasons for the 2005 Plan

The 2005 Plan is intended to promote our interests and those of our stockholders by providing officers and other associates (including directors who are also associates) with incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in our long-term success and to reward the performance of individual officers, other associates, consultants and nonemployee directors in fulfilling their personal responsibilities for long-range achievements. Approximately 200 persons will be eligible to participate in the 2005 Plan.

In addition, under the Company’s current 1996 Stock Option Incentive Plan, no awards can be made after December 31, 2006. Although shares may be issued after December 31, 2006 pursuant to awards made prior to such date, no shares shall be issued under the 1996 Plan after December 31, 2016. Therefore, in the event that the 2005 Plan is not approved, the Company would not be able to provide new equity awards to its current associates after December 31, 2006, unless the shareholder’s approve a new plan or amend the 1996 Plan.

The 2005 Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the deduction that we may take for compensation of its CEO and four other most highly compensated executive officers who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance based compensation is to be paid be disclosed to and approved by the stockholders. Accordingly, if the 2005 Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, we believe that performance based compensation paid to covered officers pursuant to the 2005 Plan will be deductible.

Description of Principal Features of the 2005 Plan

Types of Awards.    The following six types of awards may be granted under the 2005 Plan: stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs);

•	stock appreciation rights,

•	restricted stock,
•	performance units,
•	cash incentive awards, and
•	other equity-based or equity-related awards valued in whole or in part by reference to, or otherwise based on, our common stock.

Shares Available.    There are reserved for issuance under the 2005 Plan a total of 900,0000 shares of common stock, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. The maximum number of such shares of common stock that may be the subject of awards other than options and stock appreciation rights is 900,000 (also subject to equitable adjustment). Shares subject to an award that remain unissued upon the cancellation or termination of the award will again become available for award under the 2005 Plan, as shall any shares subject to an award that are retained by us as payment of the exercise price or tax withholding obligations and previously owned shares surrendered to us as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award shall again be available for grants pursuant to the 2005 Plan. Under the 2005 Plan, no participant may be granted awards with respect more than 100,000 shares of common stock in any calendar year (subject to equitable adjustment). The market price of our common stock on April 26, 2005 was $7.96 per share.

Administration.    The 2005 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. Each member of the Compensation Committee is expected to be a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934), an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code) and an “independent director” within the meaning of the Nasdaq rules.

Eligibility.    Our officers, including the executive officers listed on the summary compensation table, associates, non-employee directors and consultants are eligible to receive awards under the 2005 Plan at the discretion of the Compensation Committee (or, in the case of non-employee directors, the Board).

Exercisability and Vesting.    Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement.

Performance Goals.    The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more of the following business criteria: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital and (P) completion of production or stages of production within specified time and/or budget parameters. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company, an affiliate, a division or strategic business unit of the Company, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Where applicable, business criteria will be determined in accordance with generally accepted accounting principles and achievement of the criteria will require certification by the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

Stock Options.    Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2005 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment of cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price or by other methods in the discretion of the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

Stock Appreciation Rights.    A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise.

Restricted Stock.    The Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock.

Performance Unit.    The Compensation Committee may grant a performance incentive award that has a value set by the Committee, which may be paid to the participates in the form of cash or Shares, or any combination thereof, upon achievement of Performance Goals during the relevant Performance Period.

Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee may grant Cash Incentive Awards. No Cash Incentive Award under the Plan shall exceed $500,000 during any performance period, and such award is made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.

Other Awards.    Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the 2005 Plan. For example, the 2005 Plan will permit the grant of performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2005 Plan, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such awards.

Amendment and Termination of the Plan.    The 2005 Plan may be amended by the Board of Directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements. No award can be made under the 2005 Plan after June 10, 2015. However, awards granted before the termination of the 2005 Plan may extend beyond that date in accordance with their terms.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2005 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2005 Plan.

Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the shares within the two-year period after the date of grant and within one year after the receipt of the shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option and (ii) upon sale of the underlying shares, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated for tax purposes as an NQSO, as discussed below.

Nonqualified Stock Options.    No taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Restricted Stock.    A participant will not recognize any income upon the receipt of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, we generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Stock Appreciation Rights.    The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for us. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction in the same amount.

Other Awards.    In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2005 Plan and the Company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

Accounting Treatment

We apply the intrinsic value-based method of accounting for stock options issued to our employees. When both the number of shares that an individual employee is entitled to receive and the option price is known at the grant date, total compensation cost for our grants of stock options is measured at the grant date (“fixed plan awards”). However, when either or both of these factors are not known at the grant date, we estimate total compensation cost each accounting period from the date of grant based on the estimated fair value of our common stock at the end of each period (“variable plan awards”). Changes, either increases or decreases, in the estimated fair value of the shares between the date of grant and the final exercise or expiration of the options result in a change in the measure of compensation cost for variable plan awards. Compensation cost is recognized as expense over the periods in which the employee performs the related services, which is generally presumed to be the vesting period.

New Plan Benefits

If approved by the stockholders, participants in the 2005 Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the 2005 Plan). The level and types of awards will be fixed by the Compensation Committee in light of the participants’ targeted long-term incentive level. The Compensation Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria.

Although the grant of awards under the 2005 Plan is at the discretion of the Compensation Committee, it is expected that the types of awards described below or a combination thereof will be made shortly after stockholder approval of the 2005 Plan.

•	Performance Compensation Awards. Performance share awards are payable in Common Stock following a three year performance period, provided that specified targets based on earnings before interest and taxes (“EBIT”) and revenue are met. Depending upon the EBIT and revenue, award recipients may receive no shares in respect of these awards (if at least 80% of the three year EBIT or revenue targets is not achieved).

•	Stock Options. Stock options will have an exercise price equal to the value of the common stock as of the date of grant, will vest over a four year period (subject to continued employment or service) and will have a maximum ten year term.

•	Restricted Stock. Awards of restricted stock will vest over a three year period from the date of grant, subject to the recipient’s continued employment or service.

The actual amounts and other terms and conditions of these awards have not yet been finally determined by the Compensation Committee. No awards have been granted under the 2005 plan.

The 2005 Plan was designed by the Board of Directors, with the assistance of an outside compensation consultant, as part of a comprehensive compensation strategy to provide a long-term incentive for associates and executives to contribute to our growth and attain specified performance goals.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE APPROVAL, RATIFICATION AND ADOPTION OF

THE 2005 OMNIBUS INCENTIVE COMPENSATION PLAN

Proposal Three: Ratification of the Appointment Grant Thornton as our independent registered public accounting firm.

The Board of Directors requests that the shareholders ratify the continued appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for calendar year 2005. Grant Thornton LLP examined our consolidated financial statements for the years ended December 31, 2004, 2003, 2002 and 2001. Representatives of Grant Thornton LLP will be present at our Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

GRANT THORNTON AS EFJ’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION ABOUT EFJ COMMON STOCK OWNERSHIP

Beneficial Stock Ownership of Certain Stockholders and Management

The following table sets forth certain information as of April 26, 2005 with respect to the beneficial ownership of our common stock with respect to (i) each person we know who beneficially owns five percent (5%) or more of our common stock, (ii) our directors and the nominee for director, (iii) our Named Executive Officers that are employed by the Company, and (iv) our directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)	Percent of Class (2)

Wellington Management Company, LLP	2,157,050 (3)	11.8%
75 State Street Boston, MA 02109

Goldman Sachs Asset Management, L.P.	908,691 (4)	4.9%
32 Old Slip New York, NY 10005

Michael E. Jalbert	180,650 (5)	*
Massoud Safavi	96,765 (6)	*
Kenneth Wasko	34,550 (7)	*
Winston J. Wade	31,118 (8)	*
Thomas R. Thomsen	27,665 (8)	*
James Ridgell	27,000 (7)	*
Edward H. Bersoff	16,000 (7)	*
Terry A. Watkins	11,000 (7)	*
Veronica A. Haggart	4,354 (9)	*
All current executive officers and directors as a group ( 11 persons)	447,702 (10)	2.3%

*	Less than 1%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own our common stock not only if you hold it directly, but also if you directly or indirectly through a relationship, a position as a director or trustee, or a contract or understanding have or share the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it within 60 days of April 26, 2005.

(2)	Shares of our common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of April 26, 2005, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of our common stock each beneficially owns.

(3)	Pursuant to a Schedule 13G/A dated February 14, 2005, Wellington Management Company, LLP has shared power to vote or direct to the vote of 1,600,980 shares of our common stock and share power to dispose or to direct the disposition of 2,157,050 shares of common stock.

(4)	Pursuant to a Schedule 13G dated February 9, 2005, Goldman Sachs Asset Management, L.P. has sole voting power for 727,284 shares of our common stock and sole dispositive power for 908,691 shares of common stock.

(5)	Includes 177,350 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 26, 2005.

(6)	Includes 71,765 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 26, 2005.

(7)	Consist solely of shares issuable upon the exercise of stock options that are exercisable within 60 days of April 26, 2005.

(8)	Includes 25,243 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 26, 2005.

(9)	Includes 2,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 26, 2005.

(10)	Includes 408,751 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 26, 2005.

How many options are outstanding and how many shares are reserved for future issuance?

The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We currently maintain one equity compensation plan, the 1996 Stock Incentive Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 1996 Stock Incentive Plan as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

Year Ended December 31, 2004

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,398,466	$3.02 (2)	496,024 (3)
Equity compensation plans not approved by security holders	0	0	0
Total	1,398,466	$3.02	496,024

(1)	The 1996 Stock Incentive Plan is our only equity compensation plan and was previously approved by our stockholders.

(2)	Since February 19, 2004, our common stock trades on The Nasdaq National Market. The last sale price of our common stock on December 31, 2004, as reported in The Nasdaq National Market was $ 9.75.

(3)	Under the 1996 Stock Incentive Plan, the Compensation Committee may make various stock-based awards as described above. In addition, shares covered by outstanding awards may become available for new awards if, among other things, the outstanding awards are forfeited or otherwise are terminated before the awards vest and shares are issued.

Compensation Committee Interlocks and Insider Participation

Management compensation for 2004 was determined by the non-employee directors of the Company. None of these outside directors was at any time during 2004 or at any other time an officer or employee of the Company, and none of them had any relationship with the Company requiring disclosure under SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, officers, and persons directly and indirectly the beneficial owners of more than 10% of any class of any of our equity securities (other than exempted securities) which are registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of the reports. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with by such persons, excluding two Form 4 Reports that were filed one day late for Messrs. Jalbert and Safavi.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board oversees our business affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them, and by participating in Board and committee meetings.

The Board met six (6) times during 2004. Each incumbent director attended at least 75% of the total number of Board and committee meetings, of which they were a member, held in 2004.

The Committees of the Board

The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

The Board of Directors has an Audit Committee, which is currently comprised of Dr. Bersoff, as Chairman, and Messrs. Thomsen and Wade. The Audit Committee’s primary purpose is to assist the Board of Directors’ oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and (d) the performance of our internal audit function and independent auditors. The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. As required by the Nasdaq National Market (“NASDAQ”) and Securities and Exchange Commission (the “Commission”) rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards for the Nasdaq. Our Board of Directors has determined that Dr. Bersoff, Chairman of the Audit Committee, is an audit committee financial expert as described in Item 401(h) of Regulation S-K. The Audit Committee met six (6) times during 2004.

Compensation Committee

The Board of Directors has a Compensation Committee, which is currently comprised of Mr. Thomsen, as Chairman, and Ms. Haggart and Mr. Wade. The functions performed by the Compensation Committee include reviewing and establishing overall management compensation, administering our 1996 Stock Incentive Plan, and approving salary and bonus awards to our executive officers. Our Board of Directors has determined that each member of the Management and Compensation Committee is independent, as independence is defined in the listing standards for the NASDAQ. The Compensation Committee met four (4) times during 2004.

Executive Committee

The Executive Committee may exercise the powers of the Board, other than approving or proposing to stockholders action required to be approved by the stockholders, filling vacancies on the Board or any of its committees, amending the Certificate of Incorporation without stockholder approval, adopting, amending or repealing bylaws, or approving a plan merger not requiring stockholder approval. Messrs. Bersoff, Jalbert, Thomsen, and Wade serve as members of the Executive Committee. The Executive Committee did not meet in 2004.

Governance and Nominating Committee

The Board of Directors has a Governance and Nominating Committee, which is currently comprised of Mr. Wade, as Chairman, and Ms. Haggart and Dr. Bersoff. The Governance and Nominating Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board and reviews and makes recommendations to the Board of Directors with regard to candidates for directors nominated by stockholders in accordance with our bylaws. The Governance and Nominating Committee will consider candidates for director who are properly nominated by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information, confirmation of the nominee’s consent to serve as a director, and all other information required by our bylaws for the nomination of director candidates. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees. Our Board of Directors has determined that each member of the Governance and Nominating Committee is independent, as independence is defined in the listing standards for the NASDAQ. The Nominating Committee met four (4) times in 2004.

Executive Sessions of the Board of Directors.

The Company’s Independent Directors meet regularly in executive sessions following each regularly scheduled meeting of the Board of Directors. Independent Directors include all Directors who are independent as determined by the Board of Directors. The Independent Directors presently consist of all current Directors except Messrs. Jalbert and Safavi.

Independence of Directors

NASDAQ requires that a majority of the Board of Directors be “independent” directors as defined in NASDAQ Rule 4200. The Company reviewed the independence of the Directors and considered any transaction between each director or any member of his or her family and the Company. As a result of this review, the Board of Directors has determined that each of the member of the Board of Directors is independent under the NASDAQ definition of “independence” for the Board except for Messrs. Jalbert and Safavi, who is not considered independent because of their employment with the Company.

Directors

The following are the biographies of our current directors except for the Class III Directors. The biography of Michael E. Jalbert is included on page 4 under “Elect One Director.” Mr. Safavi, the other current Class III director, has decided not to run for re-election.

Class I Directors.    The following is our current Class I directors. Their terms expire in 2006.

Name and Age	Principal Occupation and Business Experience

Edward H. Bersoff (62)	Dr. Bersoff has served as a director since June 1999. Dr. Bersoff is Chairman of Greenwich Associates, LLC. Previously, Dr. Bersoff served as BTG’s President, Chief Executive Officer, and Chairman of the Board of Directors since the Company’s founding in 1982. BTG was subsequently acquired by the Titan Corporation. Dr. Bersoff also serves as a director of Titan Corporation, Fargo Electronics, Phillips International, Inc., ICF Consulting, MVM, Inc., the Potomac Bank of Virginia, New York University, Virginia Commonwealth University, the Inova Health System, and the Eugene and Agnes E. Meyer Foundation.

Winston J. Wade (66)	Mr. Wade has served as a director since July 1996. Effective February 1999, Mr. Wade retired as Chief Executive Officer and Chief Operating Officer of Binariang-Malaysia, a joint venture of MediaOne for which he served since January of 1997. From February to December 1996, he served as managing director of BPL U.S. West Cellular in India. From 1963 to 1996, he held various positions with Northwestern Bell, AT&T, and U.S. West Communications. Mr. Wade also serves as a director of AmeritasAcacia Life Insurance Company and Intrado.

Class II Directors.    The following are our current Class II directors. Their terms expire in 2007.

Name and Age	Principal Occupation and Business Experience

Veronica A. Haggart (55)	Ms. Haggart has served as a director since June 2003. Ms. Haggart heads her own consulting firm. Previously, from April 2002 to November 2003, Ms. Haggart was the Vice President, Strategic Relations for Xtremespectrum. Xtremespectrum was subsequently acquired by Motorola Semiconductors. Prior to XtremeSpectrum, from October 1984 to May 2001, Ms. Haggart was employed by Motorola, Inc. holding various positions including Corporate Vice President and Director of Motorola Ventures, Eastern Region and Corporate Vice President and Director of Government Relations globally. Currently, Ms. Haggart serves as a director of the University of Nebraska Foundation.

Name and Age	Principal Occupation and Business Experience

Thomas R. Thomsen (69)	Mr. Thomsen has served as a director of EFJ since July 1995. Between August 1995 and November 1999, he served as Chairman of the Board of Directors and Chief Executive Officer of Lithium Technology Corporation (“LTC”), a public company that manufactures rechargeable batteries. Mr. Thomsen had served as a director of LTC since February 1995. In January 1990, Mr. Thomsen retired as President of AT&T Technologies, after holding numerous senior management positions including director of Sandia Labs, Western Electric (Lucent Technologies), AT&T Credit Corp. and Oliveti Inc. Mr. Thomsen currently serves as a director of PECO II, Inc. and on the Executive Committee of the University of Nebraska Technology Park.

How do we compensate our Directors?

Meeting Fees.    In 2004, we paid our non-employee directors a fee of:

•	$6,000 quarterly retainer;
•	$1,500 for attendance at each Board meeting;
•	$0 for attendance at each telephonic Board meeting;
•	$1000 for attendance at each non-audit committee meeting;
•	$1250 for attendance at each audit committee meeting;
•	An additional $250 for the non-audit chairperson for each non-audit committee meeting; and
•	An additional $500 for the audit chairperson for each audit committee meeting

NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

•	This plan was approved by our stockholders May 20, 1999;
•	Each non-employee director may, once a year, elect to receive all or part of his Board compensation in our common stock; and
•	The number of shares received equals 100% of the cash amount of compensation divided by the average closing market price of our common stock ten days prior to the close of the Company’s recent quarter.

Shares received under plan for 2004:

Veronica A. Haggart	1,163 shares in lieu of $9,000 cash
Thomas R. Thomsen	719 shares in lieu of $5,625 cash
Winston J. Wade	3,063 shares in lieu of $23,500 cash

The aggregate amount in fees we paid to our non-employee directors in 2004 was $142,126, and 4,945 shares of common stock.

On February 17, 2004, we granted to each of our non-employee directors options to purchase 10,000 shares of our common stock at an exercise price of $6.75 per share, which was the last sale price of our common stock on February 17, 2004.

Expenses and Benefits.    We reimburse all directors for out-of-pocket and travel expenses incurred in attending Board meetings.

Certain Relationships and Related Transactions

In April 2002, we extended a loan to Mr. Jalbert, our President, Chief Executive Officer and Chairman, in the amount of $75,000. This note was due on demand with interest at the rate of 6% per year. The note was paid in full during the 2nd Quarter 2004.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct an evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Committee considers such relevant factors, as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with the Governance and Nominating Chairperson or with the non-management directors as a group may do so by writing to Governance and Nominating Chairperson, EFJ, Inc., 1440 Corporate Drive, Irving, TX 75038. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Do we have a Code of Ethics?

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website (www.efji.com). The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Do our Directors attend annual meetings of shareholders?

All of the directors are expected to attend the Annual Shareholder’s Meeting. In 2004, all directors attended the 2004 Annual Shareholders’ Meeting.

Non-Director Executive Officers

Below is a list of our executive officers who are not members of the board of directors.

Name and Age	Principal Occupation and Business Experience

Jana A. Bell (41)	Ms. Bell was appointed Chief Financial Officer effective March 2005. Prior to joining us, Ms. Bell served as president and CEO of Simple Products Inc., from January 2003 until February 2005. Ms. Bell served as Chief Executive Officer, President and a director of @TRACK Communications, Inc., a Nasdaq listed company, from September of 1998 until September of 2002. From June of 1998 until September of 1998 Ms. Bell served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, Ms. Bell was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, including serving as Vice President and Chief Financial Officer for the Southwest region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager and is a certified public accountant.

R. Andrew Massey (35)	Mr. Massey, an attorney, joined EFJ in December 1997 and has served as Corporate Secretary since June 1998. From November 1995 to July 1997, he served as a legal assistant to the Nebraska Public Service Commission.

Michael B. Gamble (60)	Mr. Gamble was appointed Vice President of Administration in July 2004. Mr. Gamble’s responsibility areas include Human Resources, Information Technology, and the company’s various facilities. From February 2000 to July 2004, Mr. Gamble was the General Manager of Warrenton Copper LLC in Warrenton, Missouri.

Ellen O. O’Hara (55)	Ms. O’Hara was appointed President of EFJohnson Company in January 2005. Prior to joining EFJohnson, Mr. O’Hara was employed by Motorola since April 1992. At Motorola she held senior level management positions including Vice President and General Manager, Radio Products Division and vice president and director of Subscriber Operations, Radio Network Solutions Group. Prior to joining Motorola, Ms. O’Hara worked for General Electric and Ericsson/GE in business development, operations and product management.

Michael D. Kelley (59)	Mr. Kelley was appointed General Manager of Transcrypt International in July 2002. Between February 2002 and July 2002, Mr. Kelley was Transcrypt’s Director of Sales and Marketing. From December 1997 to February 2002, he served as Vice President of Sales for Riser Bond Instruments.

How do we compensate our Named Executive Officers?

The following table sets forth certain summary information concerning compensation paid to our Chief Executive Officer and each of the four other most highly compensated officers (determined as of the end of the last fiscal year) whose annual salary and bonus compensation exceeded $100,000 during 2004, and to one former executive officer who also met that threshold during 2004 (the “Named Executive Officers”), for each of the fiscal years ended December 31, 2004, 2003 and 2002 (or for such shorter period that we employed the individual).

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Long-Term Compensation Awards-Options	All Other Compensation (2)

Michael E. Jalbert President, Chairman and Chief Executive Officer	2004 2003 2002	$325,000 310,000 308,327	$325,000 310,000 124,135	$14,350(3) 14,136(3) 14,350(3)	125,000 50,000 50,000	$9,375 29,140 26,660
James J. Ridgell, Executive Vice President and General Manager, Federal Sales, EFJohnson	2004 2003	151,154 137,077	42,900 29,186	10,000(4) 190,000(5)	20,000 15,000	2185 —
Massoud Safavi Chief Financial Officer	2004 2003 2002	220,847 211,192 204,442	125,000 101,500 40,000	10,204(3) 10,143(3) 10,204(3)	50,000 25,000 30,000	4,400 4,752 4,400
Kenneth M. Wasko Senior Vice President	2004 2003 2002	187,554 184,904 53,942	10,000 28,299 31,000	47,288(6) 5,054(6) 50,601(6)	22,750 25,000 50,000	4,416 962 —
Terry A. Watkins Corporate Controller	2004 2003 2002	115,342 100,342 95,826	42,349 29,649 14,000	— — —	5,750 5,000 30,000	4400 1,545 768

(1)	The column “Other Annual Compensation” does not includes allowances for perquisites associated with providing tax services and club memberships. The value of executive perquisites did not exceed the lesser of $50,000 or 10% of the compensation reported in the table for the Named Executive Officers.

(2)	All amounts shown represent the 401K plan matching contributions, except for Mr. Jalbert’s listed amounts, which represent plan matching contributions of $4,400 in 2004 and 2003, respectively, and life insurance policy expenses of $ 4,975, $24,340 and $22,260 and $10,200 in 2004, 2003, and 2002, respectively.

(3)	Represents a car allowance.

(4)	Represents 2004 sales bonus payments.

(5)	Represents 2003 sales bonus payments.

(6)	Represents a moving allowance.

The following table sets forth information concerning stock options granted to the Named Executive Officers during 2004.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date	5%	10%
Michael E. Jalbert	125,000 (2)	23.7%	$7.10	4/28/2014	$558,144	$1,414,446
James R. Ridgell	20,000 (2)	3.8%	$6.00	2/9/2014	75,467	191,249
Massoud Safavi	50,000 (2)	9.5%	$7.10	4/28/2014	223,258	565,779
Kenneth M. Wasko	22,750 (2)	4.3%	$6.75	2/17/2014	96,575	244,739
Terry A. Watkins	5,750 (2)	1.1%	$6.75	2/17/2014	24,409	61,857

(1)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of our common stock, compounded annually over a ten year period, and assuming that the closing price was the market value of our common stock on the date of grant. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of our common stock exceeds the exercise price of the option on the date of exercise. We cannot assure that our common stock will appreciate at any particular rate or at all in future years.

(2)	These options are exercisable when vested and vest as follows: 20% of such options shall vest on the first anniversary of the date the option was granted, and an additional 20% shall vest on each anniversary thereof until fully vested.

The following table sets forth the number and value of the stock options held by the Named Executive Officers at December 31, 2004.

Fiscal Year-End Option Value Table

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael E. Jalbert	369,200	$2,452,314	260,800	195,000	$2,542,800	$1,901,250
James J. Ridgell	—	—	20,000	72,000	195,000	702,000
Massoud Safavi	118,070	$817,526	98,930	88,000	964,568	858,000
Kenneth M. Wasko	—	—	25,000	72,750	243,750	709,313
Terry A. Watkins	—	—	11,500	31,750	112,125	309,563

(1)	Solely for purposes of this table, the fair market value per share of our common stock is assumed to be $9.75, the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004.

The following table sets forth information concerning the repricing of options of executive officers for the period from the date we became a public reporting company under the Securities Exchange Act of 1934 on January 22, 1997, and April 26, 2005.

	Ten-Year Option/SAR Repricing
Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at the Date of Repricing or Amendment
Michael E. Jalbert	1/24/01	400,000 (1)	$.563	$2.984	$.656	8 years
Michael E. Jalbert	7/26/01	200,000 (2)	.450	1.4375	.656	8 years
George R. Spiczak	1/23/01	100,000 (3)	.593	2.25	.656	8 years
George R. Spiczak	1/23/01	50,000 (4)	.593	1.438	.656	8 years
George R. Spiczak	1/23/01	8,750 (5)	.593	3.156	.656	9 years
R. Andrew Massey	1/23/01	5,000 (6)	.593	3.156	.656	9 years
Massoud Safavi	12/20/00	200,000 (7)	.297	2.25	.656	8 years
Nancy Morrison	11/21/00	1,000 (8)	.484	3.156	.656	9 years
David L. Hattey	11/21/00	100,000 (9)	.484	2.563	.656	9 years
Scott W. Avery	12/20/00	20,000 (10)	.297	3.50	.656	9 years
Craig J. Huffaker	7/20/98	50,000 (11)	5.75	25.00	5.75	9 years

(1)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on March 1, 1999.

(2)	Consists of shares issuable pursuant to an agreement outside the 1996 Stock Incentive Plan on October 19, 1999. These shares were subsequently issued within the 1996 Stock Incentive Plan.

(3)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on April 1, 1999. These options have subsequently expired unexercised.

(4)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on June 29, 1999. These options have subsequently expired unexercised.

(5)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on January 25, 2000. These options have subsequently expired unexercised.

(6)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on January 25, 2000.

(7)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on October 19, 1999.

(8)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on January 25, 2000. These options have subsequently expired.

(9)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on July 25, 2000. These options have subsequently expired unexercised.

(10)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on January 2, 2000. These options have subsequently expired unexercised.

(11)	Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on January 19, 1998. These options have subsequently expired unexercised.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Michael E. Jalbert

On October 15, 2002, we entered into an Employment Agreement (the “Jalbert Agreement”) with Michael E. Jalbert, our Chairman of the Board, President and Chief Executive Officer, for a term beginning on October 15, 2002 and ending October 14, 2004. The Jalbert Agreement shall automatically be renewed for two consecutive two-year periods, unless otherwise terminated. By its terms, the Jalbert Agreement was renewed for an additional two-year term ending October 16, 2006. The Jalbert Agreement sets forth a yearly base salary of $310,000. The agreement provides for certain benefits to Mr. Jalbert, including paid vacation time, car allowance, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, if Mr. Jalbert is still employed by us on October 14, 2008, Mr. Jalbert’s employment will terminate and he will be eligible for certain retirement benefits including employee group and disability insurance, office space and administrative support.

In the event of termination of the Jalbert Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Mr. Jalbert’s unvested options shall vest immediately; (2) we shall pay Mr. Jalbert a lump sum severance payment equal to three years of base salary and will consider providing a transaction bonus; and (3) Mr. Jalbert will continue to receive all benefits for one year after termination. A change in control is defined in the agreement as a change in the ownership of EFJ or a sale, assignment or transfer of all or substantially all of its assets which results in a forced change in the majority of the Board. The Jalbert Agreement provided for Mr. Jalbert to enter concurrently into a separate Confidentiality and Non-Compete Agreement, effective during the term of the Jalbert Agreement.

Massoud Safavi

On September 10, 1999, we entered into an Employment Agreement (the “Safavi Agreement”) with Massoud Safavi, our Senior Vice President and Chief Financial Officer, for a term beginning on October 15, 1999 and ending October 15, 2001. Pursuant to the terms of the Safavi Agreement, we gave Mr. Safavi notice that we did not intend to renew the Safavi Agreement, which terminated as of October 15, 2001. We provided assurances to Mr. Safavi that in the event of employment termination, we would pay Mr. Safavi a lump sum severance payment equal to one year of base salary.

On March 18, 2005, we entered into an agreement with Massoud Safavi whereby Mr. Safavi was appointed as the Company’s Senior Vice President of Business Development (“March Agreement”). Pursuant to the terms of the March Agreement, Mr. Safavi resigned as an officer of the Company and as the Company’s Chief Financial Officer. We provided assurances to Mr. Safavi that he would have continued employment with the Company for a period of twelve (12) months. The March Agreement superseded all other employment agreements or arrangements between Mr. Safavi and Company.

Ellen O’Hara

On January 6, 2005, we entered into an Employment Agreement (the “O’Hara Agreement”) with Ellen O. O’Hara, the President of E.F. Johnson Company. The O’Hara Agreement sets forth a yearly base salary of $260,000. The agreement provides for certain benefits to Ms. O’Hara, including paid vacation time, relocation reimbursement, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, Ms. O’Hara is eligible to participate in our Management Incentive Program, whereby, Ms. O’Hara may earn a maximum of 50% of her base salary, upon the Company meeting certain annual performance targets.

In the event of termination of the O’Hara Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Ms. O’Hara’s unvested options shall vest immediately; (2) we shall pay Ms. O’Hara a lump sum severance payment equal to two years of base salary and will consider providing a transaction bonus; and (3) Ms. O’Hara will continue to receive all benefits for two years after termination. A change in control is defined in the agreement as a change in the ownership of EFJ or a sale, assignment or transfer of all or substantially all of its assets. The O’Hara Agreement also contains confidentiality and non-compete obligations.

Jana Ahlfinger Bell

On February 1, 2005, we entered into an Employment Agreement (the “Bell Agreement”) with Jana Ahlfinger Bell. Ms. Bell was hired as the Company’s Vice President of Special Projects. On March 15, 2005, the Company appointed Ms. Bell as the Company’s Chief Financial Officer. The Bell Agreement sets forth a yearly base salary of $210,000. The agreement provides for certain benefits to Ms. Bell, including paid vacation time, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, Ms. Bell is eligible to participate in the Company’s Management Incentive Program, whereby, Ms. Bell may earn a maximum of 40% of her base salary, upon the Company meeting certain annual performance targets.

In the event of termination of the Bell Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Ms. Bell’s unvested options shall vest immediately; and (2) we shall pay Ms. Bell a lump sum severance payment equal to one year of base salary. A change in control is defined in the agreement as a change in the ownership of EFJ or a sale, assignment or transfer of all or substantially all of its assets. The Bell Agreement also contains confidentiality and non-compete obligations.

Option Agreement

On November 21, 2000, we amended our standard option agreement, as permitted by the 1996 Stock Incentive Plan, to provide for acceleration of all options within 15 days of the occurrence of a change of control event, as defined in the agreement.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Public Accountants

The Audit Committee has selected Grant Thornton to serve as the independent auditor of EFJ for the current fiscal year ending December 31, 2004. A representative of Grant Thornton is expected to be present at the annual meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Fees

The Audit Committee selected and approved Grant Thornton to serve as the Company’s independent auditor for the fiscal years ending December 31, 2004, 2003 and 2002. A representative of Grant Thornton meets with the Audit Committee on a quarterly basis, prior to issuance of the quarterly and annual reports on Form 10-Q and 10-K, respectively. All non-audit services provided to the Company by Grant Thornton are properly approved by the Audit Committee in accordance with paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X of the Securities and Exchange Act. The total amount of such non-audit services in 2003 and 2004 not pre-approved by the Audit Committee amounted to less than 5% of the total services provided by Grant Thornton in each of the respective years.

During 2004 and 2003, the Company retained its independent auditor, Grant Thornton, to provide services in the following categories and amounts:

Description of Service	2004	2003
Audit Fees (1)	$387,045	$108,000
Audit-Related Fees (2)	14,000	15,000
Tax Fees (3)	39,250	57,750
All Other Fees	0	0

(1)    Audit Fees.    Amounts include fees for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements, including 2004 services rendered in connection with reporting on internal controls in accordance with Sarbanes-Oxley Act Section 404, and review of the financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)    Audit-Related Fees.    Amounts relate, respectively, to consultations regarding accounting for repriced options, assistance with SEC compliance matters, and the audit of the Company’s 401-K Plan.

(3)    Tax Fees.    Amounts include professional services rendered for income tax compliance, advice, planning, and return preparation, and other tax related matters.

In regards to the principal accountant’s audit of the Company’s financial statements for the years ended December 31, 2004 and 2003, all work was performed by persons who are full-time, permanent employees of the principal accountant.

The Audit Committee preapproves the engagement of the auditor to audit the Company’s and its subsidiary’s financial statements and all services related to all audit, review and attest reports performed by the independent auditor. In addition, the Audit Committee preapproves all other permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee has considered whether the provision of information technology services, if any, and other non-audit services is compatible with maintaining the independence of EFJ’s principal accountant.

Audit Committee Report

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of EFJ.

The Audit Committee operates pursuant to a written charter first adopted by the Board on January 25, 2000, and subsequently amended in 2002 and 2003.

Pursuant to the Charter, the Audit Committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;
•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and
•	To review the general scope of the annual audit and the fees charged by the independent auditors.

A copy of the audit committee charter was included as an appendix to our proxy statement for our 2004 annual meeting.

In discharging its oversight responsibility the Audit Committee has met and held discussions with management and Grant Thornton, the independent auditors for EFJ. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between us and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board approve the inclusion of EFJ’s audited financial statements in EFJ’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Management is responsible for EFJ’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. EFJ’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of EFJ and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on EFJ’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that EFJ’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statement has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

Respectfully submitted by the members of the Board’s Audit Committee:

Edward H. Bersoff, Chairman

Thomas R. Thomsen

Winston J. Wade

Date: April 29, 2005

Compensation Committee Report

On Executive Compensation and Repricing of Stock Options

The Compensation Committee of the Board is composed of three directors who are not EFJ employees. The Compensation Committee establishes EFJ’s overall compensation and employee benefits and the specific compensation of our executive officers. It is the Compensation Committee’s goal to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders’ equity. The Compensation Committee believes that we can best achieve our performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Compensation Committee believes that our executive officer compensation policies are consistent with this policy.

Certain of our executive officers, including our current Chief Executive Officer, Michael E. Jalbert, have written, employment agreements with us (see “Employment Agreements, Termination of Employment and Change of Control Arrangements” on pages 22 and 23 above). The Compensation Committee determines the levels of compensation granted in such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that the Compensation Committee considers appropriate. As indicated below, our overall financial performance is a key factor the Compensation Committee considers in setting compensation levels for executive officers.

The Compensation Committee determines annual compensation levels for executive officers, including the Chief Executive Officer, and compensation levels which may be implemented from time to time based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, (4) the officer’s total compensation during the previous year, (5) compensation levels that comparable companies in similar industries (wireless communications and information security) pay, (6) the officer’s length of service with us, and (7) the officer’s effectiveness in dealing with external and internal audiences. In addition, the Compensation Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Compensation Committee reviews in light of the above factors. The Compensation Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries. EFJ paid an aggregate of $545,249 in bonuses to our Named Executive Officers, including the chief executive officer for their performance in 2004.

While the Compensation Committee establishes compensation levels based on the above-described criteria, the Compensation Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. The Compensation Committee currently structures awards granted under the 1996 Stock Incentive Plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) allows us to preserve our right to take a tax deduction for compensation attributable to these awards if certain requirements, which include the achievement of certain performance goals, are met. Through the 1996 Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

In the fourth quarter of 2000, EFJ made an offer to exchange employee stock options to all current employees holding outstanding options, including executive officers. All eligible executive officers accepted the offer to exchange options. Under the offer to exchange options, individuals could exchange eligible options on an all-or-nothing basis for a new option and also had to surrender for cancellation all outstanding options. The new options have an exercise price of $.656, which was above the fair market value of EFJ’s stock, and vest over a five year period commencing on the date of grant. The Compensation Committee approved the exchange offer because it is philosophically committed to the concept of employees as owners, including for its executive officers. The Compensation Committee believed that the only means to retain and to provide an incentive to current employees, without adversely affecting EFJ’s restrictive cash liquidity, was to provide an exchange stock option program. The Compensation Committee also considered the potential dilutive impact on stockholders, EFJ’s current finances, the states of the employee morale and EFJ’s business plans. Based upon a review of all of the foregoing, the Compensation Committee felt it appropriate to offer the option exchange program.

The principles that guided the Compensation Committee in determining our other executive officers’ compensation during the 2004 fiscal year also included the motivation of employees to attain the highest level of performance and the ability to attract, and retain qualified employees.

The Compensation Committee of the Board of Directors:

Thomas R. Thomsen, Chairman

Veronica A. Haggart

Winston J. Wade

Dated:    April 29, 2005

Performance Graph

The graph below compares the quarterly cumulative return to stockholders (stock price appreciation plus reinvested dividends) for EFJ common stock with the comparable return of two indexes: the Nasdaq Stock Market (U.S.) and the Nasdaq Electronic Components Index. Points on the graph represent the performance between January 1, 1999 and December 31, 2004.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
EFJ, INC.	100.00	8.00	17.33	41.67	196.67	321.67
NASDAQ Stock Market (U.S.)	100.00	60.09	45.44	26.36	38.55	40.87
NASDAQ Electronic Components	100.00	81.80	70.04	34.99	67.83	53.30

No Incorporation by Reference of certain portions of this proxy statement

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor is such graph or report to be incorporated by reference into any future filings made by us under those statutes.

Appendix A

EFJ, INC.

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this EFJ, Inc., 2005 Omnibus Incentive Compensation Plan is to promote the interests of EFJ, Inc., and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” shall have the meaning specified in Section 6(g).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i)    the dissolution or liquidation of the Company,

(ii)    a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or

(iii)    a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company surviving such event (a “Terminating Event”) (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means EFJ, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more. A determination that a Participant is disabled shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (A) as reported by the NASDAQ for such date or (B) if the Shares are listed on a national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“Misconduct” means any activity by a Participant that is determined by the Committee in its sole and absolute discretion to adversely affect the business or affairs of the Company or any Affiliate in a material manner, including but not limited to the following situations:

(a)    any act of embezzlement, fraud, or dishonesty by a Participant;

(b)    nonpayment of any obligation owed to the Company or any Affiliate;

(c)    breach of a fiduciary duty to the Company or any Affiliate;

(d)    deliberate disregard of Company rules or the rules of any Affiliate resulting in loss, damage, or injury to the Company or any Affiliate;

(e)    unauthorized disclosure or use of any Company or any Affiliate trade secret, proprietary data, or confidential information;

(f)    engagement in any unfair competition with the Company or any Affiliate;

(g)    the breach of a non-competition agreement;

(h)    inducement of any customer of the Company or Affiliate to breach a contract with the Company or any Affiliate;

(i)    inducement of any principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship; and

(j)    gross Misconduct or criminal activity harmful to the Company or an Affiliate.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is not an Incentive Stock Option.

“NASDAQ” means the NASDAQ National market exchange.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, or employee of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” means this EFJ, Inc., 2005 Omnibus Incentive Compensation Plan, as in effect from time to time.

“Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of Class A Common Stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Substituted Options” shall have the meaning specified in Section 6(c)(v).

“Substitution SARs” shall have the meaning specified in Section 6(c)(v).

SECTION 3. Administration. (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NASDAQ; provided, however, that, prior to the date of the consummation of the initial public offering of Shares, the Committee shall be composed of one or more members of the Board, as determined by the Board.

(b)    Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (x) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d)    Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)    Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).

(f)    Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards. (a) Shares Available. Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 900,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 900,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 100,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.

(b)    Adjustments for Changes in Capitalization and Similar Events. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee shall, (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award or (ii) if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

(c)    Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

(d)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, or employee of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b)    Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii)    Exercise Price. The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)    Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv)    Payment. (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B)    Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v)    Buyout. The Committee may, in its sole and plenary discretion, at any time buy out for a payment in cash or the delivery of Shares or other property (including another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of the Option at the time that such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(c)    SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii)    Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)    Exercise. A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)    Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

(v)    Substitution SARs. Only in the event the Company is not accounting for equity compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, the Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(d)    Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

(ii)    Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii)    Payment/Lapse of Restrictions. Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

(e)    Performance Compensation Awards. (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii)    Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii)    Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv)    Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital and (P) completion of production or stages of production within specified time and/or budget parameters. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(v)    Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi)    Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)    Limitation. A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C)    Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D)    Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(E)    Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(F)    Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance

Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

(f)    Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii)    Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and/or value of Performance Units that will be paid out to the Participant.

(iii)    Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv)    Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g)    Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. No Cash Incentive Award under the Plan shall exceed $500,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h)    Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i)    Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

SECTION 7. Expiration of Awards. (a) Except as otherwise set forth in the applicable Award Agreement and in the event the Participant’s employment with the Company or one of its Affiliates is terminated for Misconduct or

Disability, each Option or SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option or SAR is granted and (B) 90 days after the date the Participant who is holding the Option or SAR ceases to be a director, officer, or employee of the Company or one of its Affiliates. In no event may an Option or SAR be exercisable after the tenth anniversary of the date the Option or SAR is granted.

(b)    Termination of Employment due to Misconduct. If a Participant’s employment with the Company or an Affiliate is terminated for Misconduct or if a Participant engages in Misconduct after the termination date, any Award held by such Participant shall expire upon the Company dispatching notice or advice to the Participant either that the Participant has been terminated due to Misconduct or the Participant has engaged in Misconduct after the termination date. Subject to the laws of the relevant jurisdiction, the Committee shall be the sole judge of whether the Participant’s employment is terminated for Misconduct or the Participant engages in Misconduct. If an allegation of Misconduct by a Participant is made to the Committee, the Committee, in its discretion, may suspend the vesting or the Participant’s ability to exercise his or her Award or SAR for up to two (2) months to permit the investigation of such allegation.

(c)    Termination of Employment due to Disability. If a Participant’s employment with the Company or an Affiliate is terminated due to Disability, then the Participant may exercise his or her Award or SAR for a period of twelve (12) months after the termination date, or such shorter or longer time period as may be determined by the Board, but only to the extent that such Award or SAR is vested on the termination date.

SECTION 8. Amendment and Termination. (a) Amendments to the Plan. Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not be increases for purposes of this Section 8(a) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b)    Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in Section 6(e)(vi)(D), unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

SECTION 9. Change of Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 10. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b)    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c)    Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)    Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. (ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(h)    No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), 8(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(i)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(j)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(l)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(n)    Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(o)    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(p)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted.

(b)    Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 11(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

PROXY

DATE: Friday, June 10, 2005

TIME: 11:00 a.m.

PLACE: Embassy Suites Hotel - Washington DC

1250 22nd Street NW

Washington, DC 20037

EFJ, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

Edward Bersoff and Winston Wade, and each of them, with full power of substitution, are hereby appointed proxy to vote all the stock of EFJ, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders on June 10, 2005, and at any adjournments thereof, to be held at the Embassy Suites Hotel located at 1250 22nd Street NW, Washington DC 20037, as follows:

The Board of Directors recommends that you vote “FOR” the Election of Directors, “FOR” the Adoption, Ratification and Approval of the 2005 Omnibus Incentive Compensation Plan, and “FOR” Ratification of the Appointment Grant Thornton as our independent registered public accounting firm.

PROPOSAL ONE: ELECTION ONE DIRECTOR

` FOR the nominee listed below (except as indicated below)

` WITHHOLD AUTHORITY to vote for Nominee listed below

Michael E. Jalbert

PROPOSAL TWO: APPROVAL, RATIFICATION AND ADOPTION OF THE 2005 OMNIBUS INCENTIVE COMPENSATION PLAN

Approval, Ratification and Adoption of the 2005 Omnibus Incentive Compensation Plan.

` FOR the PLAN

` AGAINST the PLAN

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON

Approve and ratify the continued appointment of Grant Thornton LLP as EFJ’s independent registered public accounting firm for the fiscal year ended December 31, 2005.

` FOR the APPOINTMENT

` AGAINST the APPOINTMENT

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF INCLUDING PROCEDURAL AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING.

Please sign exactly as name appears hereon.

Dated: , 2005

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please indicate as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.